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                           SCHEDULE 14A/A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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

                                                       International Place
BROOKE GROUP LTD.                                      100 S.E. Second Street
                                                       Miami, Florida 33131

                                                                February 5, 1996

                                 SPINOFF UPDATE

                          YOUR FUTURE IS IN YOUR HANDS

To Our Fellow RJR Nabisco Stockholders:

IT'S NOW OR NEVER. THE TIMING OF THE SPINOFF HAS BECOME A MOVING TARGET.

     On October 30, Chairman Harper told Dow Jones that he wouldn't consider a spinoff until late 1996 or early 1997, possibly 1998, if a spinoff jeopardized investment-grade ratings of the Company's bonds. In a mere five weeks after Chairman Harper's 1996 teaser, Mr. Goldstone, upon his appointment as Chief Executive Officer, was quoted in the Wall Street Journal on December 6, 1995 as follows: "I see a confluence of events taking place at 1998--a strengthening of the tobacco business to the point we could see spinning it off on an investment-grade basis and clarifying the tobacco litigation situation to the point that the risk MIGHT become manageable (emphasis supplied)." DETERMINATION OF THE SPINOFF TARGET DATE HAS SUDDENLY SHIFTED AWAY FROM THE FINANCIAL POSITION OF THE COMPANY TO RESOLUTION OF ITS LITIGATION MORASS.

               RJR Nabisco has no real target date for a spinoff. Do not be fooled by the "promises" to spin off Nabisco "in the future." If you read carefully management's January 25 statement on the subject, you will see that RJR Nabisco has not made any real promise:

               "As the litigation environment IMPROVES, the Company EXPECTS it will be able to CONSIDER a spin-off in 1998 (emphasis supplied)."(superior1)

          TRANSLATED, IT MEANS: IF the legal situation gets better, RJR Nabisco will PROBABLY be in a position to THINK ABOUT spinning off Nabisco two years from now. IN OTHER WORDS, DON'T COUNT ON IT. Forty years of tobacco litigation is indicative of the fact that such litigation will not go away. Delay serves no one. WITHOUT A COMMITTMENT FOR AN IMMEDIATE SPINOFF, NOTHING MAY EVER HAPPEN.

        TELL THE BOARD OF DIRECTORS THAT YOU WANT A SPINOFF NOW AND WILL
                       NOT TOLERATE MORE EMPTY "PROMISES".

YOUR STOCK VALUE IS IN JEOPARDY

     AS YOU CAN SEE FROM OUR GRAPH, EVERY MAJOR POSITIVE MOVE IN THE STOCK PRICE SINCE AUGUST FOLLOWS THE PROGRESS OF BROOKE'S CONSENT SOLICITATION, WHILE DECLINES REFLECT THE COMPANY'S POOR OPERATING PERFORMANCE.

                      [Graphical Representation of Chart]

    Date      Stock Price     Comments
    ----      -----------     --------
   8/28/95        26.75
   8/29/95        27.75      Brooke receives FTC clearance.
   8/30/95        28.75
   8/31/95         28.5
    9/1/95         28.5
    9/5/95       28.125
    9/6/95         28.5
    9/7/95        29.25
    9/8/95           29
   9/11/95       28.625
   9/12/95         28.5
   9/13/95       28.625
   9/14/95       28.375
   9/15/95         29.5
   9/18/95       30.375
   9/19/95       30.875
   9/20/95           33      Icahn seeks FTC clearance.
   9/21/95       32.375
   9/22/95        32.25
   9/25/95           32
   9/26/95       32.125
   9/27/95       32.625
   9/28/95        32.75
   9/29/95         32.5
   10/2/95       32.125
   10/3/95       32.375
   10/4/95       32.875
   10/5/95       33.375
   10/6/95           33
   10/9/95       32.125
  10/10/95       32.125
  10/11/95        32.25
  10/12/95       32.125
  10/13/95       32.625
  10/16/95        32.75
  10/17/95       32.625
  10/18/95       32.125
  10/19/95       32.375
  10/20/95       32.375
  10/23/95       31.875
  10/24/95        29.25      RJRN discloses third quarter earnings.
  10/25/95           30
  10/26/95       29.625
  10/27/95           30
  10/30/95        30.75
  10/31/95       30.875
   11/1/95        30.25
   11/2/95           30
   11/3/95        30.25
   11/6/95         29.5
   11/7/95        29.25
   11/8/95        29.75
   11/9/95       29.625
  11/10/95       29.375
  11/13/95        29.75
  11/14/95           30
  11/15/95       29.875
  11/16/95         29.5
  11/17/95        29.75
  11/20/95        29.75
  11/21/95       29.375
  11/22/95       29.125
  11/24/95        29.25
  11/27/95        29.25
  11/28/95           29
  11/29/95           29
  11/30/95       29.125
   12/1/95         28.5
   12/4/95       29.375
   12/5/95        30.25      Harper resigns and Goldstone appointed as CEO.
   12/6/95       30.625
   12/7/95        30.75
   12/8/95       30.625
  12/11/95        30.75
  12/12/95       30.875
  12/13/95       31.125
  12/14/95         31.5
  12/15/95         31.5
  12/18/95        31.25
  12/19/95       31.125
  12/20/95         30.5
  12/21/95       30.375
  12/22/95       30.125
  12/26/95        30.25
  12/27/95        30.25
  12/28/95       30.375
  12/29/95        30.75      Consent initiated.
    1/2/96         30.5
    1/3/96       30.375
    1/4/96        31.25
    1/5/96       31.125
    1/8/96         31.5
    1/9/96       31.375
   1/10/96       31.375
   1/11/96        31.75
   1/12/96        32.75
   1/15/96        32.75
   1/16/96        32.75
   1/17/96           33
   1/18/96        33.25
   1/19/96       33.375
   1/22/96       33.875
   1/23/96           34
   1/24/96       33.875
   1/25/96       34.125
   1/26/96       34.375
   1/29/96           34      RJRN discloses fourth quarter earnings.
   1/30/96       33.675
   1/31/96         32.5
    2/1/96           33
    2/2/96       32.675

GARY BLACK, the #1 tobacco analyst, has just valued a spinoff at $44 PER SHARE and sees a DOWNSIDE OF $29 per share if Brooke Group loses.(superior2) MICHAEL PRICE, a respected value investor, recently announced that he would support our spinoff proposal and estimated that a spinoff is worth $45-50 PER SHARE or $55 with Nabisco sold.(superior3) WHERE DO YOU THINK THE STOCK PRICE WOULD BE WITHOUT OUR INVOLVEMENT IN RJR AND WITHOUT AN IMMEDIATE SPINOFF?

THIS IS YOUR LAST CHANCE

     YOUR VIEWS CAN NOT BE IGNORED. We believe that the RJR Nabisco Board has no choice but to spin off Nabisco if the stockholders support our spinoff proposal.

     Do not lose this opportunity to increase the value of your investment. Brooke Group has determined that it will end its solicitation on FEBRUARY 15 in order to give the Board of Directors time to commit to an immediate spinoff before the upcoming annual meeting. REMEMBER, YOU MUST RETURN THE BLUE CONSENT CARD BY FEBRUARY 15, 1996 IN ORDER TO ASSURE THAT YOUR VOTE WILL BE COUNTED. Send the Board of Directors the strongest possible message that you support the spinoff proposal by signing, dating and returning the enclosed Blue consent card. If you do not, you have in effect voted against the spinoff. Thank you for your continued support.

                                          Very truly yours,

                                          BENNETT S. LEBOW
                                          Chairman of the Board, President
                                             and Chief Executive Officer

P.S. If you have any questions or comments about our solicitation or need a copy of our Consent Statement, please call Georgeson & Company Inc. at 1-800-SPINOFF. If you are interested in gaining access to information about this solicitation on the World Wide Web, use http://www.georgeson.com.

----------

1.   Schedule 14A filed by RJR Nabisco with the Securities and Exchange
     Commission.

2.   Sanford Bernstein research report, January 30, 1996.

     The report assumes that a post spinoff Nabisco would be worth $22 per share (based upon the market value of Nabisco at the time of the report) and a price per share of post spinoff RJR Nabisco of $22 per share (based upon a 7.5% yield of a $1.65 dividend and a Cash P/E Ratio of 8.3). The downside of $29 assumes a $1.65 dividend valued at RJR Nabisco's highest relative dividend yield above the S&P yield.

3.   Barron's, January 22, 1996.

                                    APPENDIX

                    [Pursuant to Rule 304 of Regulation S-T]

Page 2 contains a description in linear form of a graph, appearing under the section entitled "Your Stock Value is in Jeopardy", which represents in Dollars the change in stock price of RJR Nabisco Holdings Corp. for the period commencing August 28, 1995 and ending February 2, 1996, which graph is contained in paper format of this stockholder letter being sent to stockholders.